Exhibit 99.1

CleanSpark Announces Purchase of 20,000 New Latest Generation Mining Machines

Latest Purchase Expected to Expand Company’s Bitcoin Production Capacity by 37%, Adding 2.44 Exahashes per Second (EH/s) Once Installed

Total Number of Machines Purchased During the Bear Market Now Exceeds 46,500

LAS VEGAS, Feb 16, 2023 -- CleanSpark Inc. (Nasdaq: CLSK) (“CleanSpark'' or the “Company”), America’s Bitcoin Miner™, today announced a purchase of 20,000 brand new Antminer S19j Pro+ (plus) units, a newly released model of the latest generation of bitcoin mining machines, for $43.6 million. After coupons, the Company expects to pay $32.3 million, for a discount of 25% or a total price per terrahash of approximately $13.25.

The Pro+ is more power-efficient and 22 percent more productive than the popular Antminer S19j Pro model and will be shipped in batches, with deliveries starting as early as next month.

All batches are expected to be delivered by the manufacturer to the Company’s mining campuses by the end of May. After they are fully operational, they are expected to add 2.44 EH/s to CleanSpark’s existing 6.6 EH/s of bitcoin mining computing power (for a total of 9 EH/s), constituting a 37% increase.

CleanSpark plans to deploy the fleet of new machines at its wholly-owned bitcoin mining locations in the USA with 15,000 of them planned for its Washington, Georgia, facility which it acquired in August and is undergoing a planned 50 MW expansion. Depending on the state of development of the site and the pace of order fulfillment by the manufacturer, the Company may redirect a portion of the 15,000 units to one of its other facilities.

“Building and owning our own mining campuses at multiple locations provides us with a level of agility and reliability that cannot be achieved otherwise,” said Zach Bradford, CEO of CleanSpark. “As machines are delivered to us we will have rackspace waiting for them at one of our sites. This is the advantage of proprietary mining or the ‘prop mining’ model. We exercise tremendous control over our infrastructure and, therefore, our ability to be highly efficient in the way we allocate our resources.”

The Antminer S19j Pro+ and other models in the same ASIC-generation as the higher-priced S19 XP, continue to be more attractive to the Company in the current market conditions than the XP because of their better return on investment. Furthermore, the S19j Pro+ delivers 122 terahash per machine and saves an average of 2 joules of energy per terahash compared to the S19j Pro model of the same generation.

CleanSpark mines predominantly with low-carbon energy sources and continues to follow a capital management strategy of selling a major portion of its mined bitcoins to reinvest in growth. This strategy, coupled with the Company’s proprietary mining model, has allowed CleanSpark to outgrow the bitcoin network more than any other publicly traded bitcoin mining company in the year ending January 2023.

About CleanSpark

CleanSpark (NASDAQ: CLSK) is America’s Bitcoin Miner™. Since 2014, we’ve helped people achieve energy independence for their homes and businesses. In 2020, we began applying that expertise to develop sustainable infrastructure for Bitcoin, an essential tool for financial independence and inclusion. We strive to leave the planet better than we found it by sourcing and investing in low-carbon energy, like wind, solar, nuclear, and hydro. We cultivate trust and transparency among our employees, the communities we operate in, and the people around the world who depend on Bitcoin. CleanSpark is a Forbes 2022 America’s Best Small Company and holds the 44th spot on the Financial Times’ List of the 500 Fastest Growing Companies in the Americas. For more information about CleanSpark, please visit our website at www.cleanspark.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations for expansion of the Company’s Washington, Georgia bitcoin mining facility, the resulting anticipated benefits to CleanSpark (including as to anticipated additions to CleanSpark’s hashrate and the timing thereof) and plans to expand the facility. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release, but are not limited to statements regarding our future results of operations and financial position, industry and business trends, business strategy, expansion plans, market growth and our objectives for future operations.

The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the anticipated timing of the expansion; the risk that the electrical power available to our facilities does not increase as expected; the success of its digital currency mining activities; the volatile and unpredictable cycles in the emerging and evolving industries in which we operate; increasing difficulty rates for bitcoin mining; bitcoin halving; new or additional governmental regulation; the anticipated delivery dates of new miners; the ability to successfully deploy new miners; the dependency on utility rate structures and government incentive programs; dependency on third-party power providers for expansion efforts; the expectations of future revenue growth may not be realized; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K and any subsequent filings with the SEC. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this press release with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this press release. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.

Investor Relations Contact

Matt Schultz, Executive Chairman
ir@cleanspark.com

Media Contacts

Isaac Holyoak
pr@cleanspark.com

BlocksBridge Consulting
cleanspark@blocksbridge.com